Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Beam Global

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Equity	Preferred Stock, $0.001 par value per share	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Warrants	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Units (2)	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Rights	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)			$69,000,000 (5)	$0.00011020	$7,603.80
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	(3)			—	—	S-3	No. 333-238701	June 4, 2020
Carry Forward Securities	Equity	Preferred Stock, $0.001 par value per share	415(a)(6)	(3)			—	—	S-3	No. 333-238701	June 4, 2020
Carry Forward Securities	Other	Warrants	415(a)(6)	(3)			—	—	S-3	No. 333-238701	June 4, 2020
Carry Forward Securities	Other	Debt Securities	415(a)(6)	(3)					S-3	No. 333-238701	June 4, 2020
Carry Forward Securities	Other	Units (2)	415(a)(6)	(3)			—	—	S-3	No. 333-238701	June 4, 2020
Carry Forward Securities	Other	Rights	415(a)(6)						S-3	No. 333-238701	June 4, 2020
Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)	(3)	—	$81,000,000 (3)	$0.0001298	$10,513.80	S-3	No. 333-238701	June 4, 2020	$10,513.80
	Total Offering Amounts					$150,000,000 (1) (3)		$7,603.80
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$7,603.80

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants and units as shall have an aggregate offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price. The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)	Securities registered hereunder may be sold separately or as units with other securities registered hereby, with such units consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, purchase contracts and warrants.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $81,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-238701), which was declared effective on June 4, 2020 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $10,513.80 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $69,000,000 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $7,603.80 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.